Exhibit 4.3

[FACE OF NOTE]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

COLGATE-PALMOLIVE COMPANY
3.100% SENIOR NOTE DUE 2027

No.	CUSIP No.: 194162 AN3
ISIN No.: US194162AN32

$

COLGATE-PALMOLIVE COMPANY, a Delaware corporation, for value received promises to pay to CEDE & CO., or registered assigns, the Principal Amount of                     DOLLARS on August 15, 2027.

Interest Payment Date: Semi-annually in arrears on February 15 and August 15, beginning on February 15, 2023 (each, an “Interest Payment Date”).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

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IN WITNESS WHEREOF, Colgate-Palmolive Company has caused this Note to be duly executed by one of its duly authorized officers.

COLGATE-PALMOLIVE COMPANY

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of

the series designated therein referred

to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory
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(REVERSE OF NOTE)

COLGATE-PALMOLIVE COMPANY

3.100% Senior Note due 2027

1.	Interest

Colgate-Palmolive Company (the “Issuer”) promises to pay interest on the principal amount of this Note at the rate per annum described above. Cash interest on the Notes will accrue from the most recent date to which interest has been paid; or, if no interest has been paid, from August 9, 2022. Interest on this Note will be paid to, but excluding, the relevant Interest Payment Date. The Issuer will pay interest semi-annually in arrears on each Interest Payment Date, commencing February 15, 2023. Interest on each Interest Payment Date will be paid to the persons in whose names the Notes were registered as of the close of business on the fifteenth day (whether or not a Business Day) immediately preceding the Interest Payment Date.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Any payment otherwise required to be made in respect of this Note on a date that is not a Business Day may be made on the next succeeding Business Day with the same force and effect as if made on that date. No additional interest shall accrue as a result of a delayed payment. The Issuer shall pay interest on any overdue principal, premium, if any and/or interest to the extent legally enforceable at the interest rate per annum specified above, until the principal hereof is paid or duly made available for payment.

2.	Paying Agent and Registrar.

The Bank of New York Mellon (the “Trustee”) will initially act as security registrar and paying agent for the Notes. The Issuer may change any paying agent or security registrar upon notice to the Trustee.

3.	Indenture; Defined Terms.

This Note is one of the 3.100% Senior Notes due 2027 (the “Notes”) issued under an indenture, dated as of November 15, 1992 (the “Base Indenture”), by and between the Issuer and the Trustee, and established pursuant to an Officer’s Certificate, dated August 9, 2022, issued pursuant to Section 301 of the Indenture (together with the Base Indenture, the “Indenture”). This Note is a “Security” and the Notes are “Securities” under the Indenture.

“Business Day” means any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close.

For purposes of this Note, unless otherwise defined herein, capitalized terms herein are used as defined in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act as in effect on the date on which the Base Indenture was qualified under the Trust Indenture Act. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement of them.

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4.	Denominations; Transfer; Exchange.

The Notes are in registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. This Note is exchangeable only if (i) DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the global notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed within 90 days, (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes in definitive form or (iii) there has occurred and is continuing an Event of Default with respect to the Notes.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Issuer upon surrender of this Note for registration of transfer at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount with the same terms and provisions, will be issued by the Issuer to the designated transferee or transferees.

5.	Amendment; Supplement; Waiver.

The Indenture permits the amendment thereof for specified purposes, including, among other things, amendments that do not materially adversely affect the rights of any Holder of a Note, or curing ambiguities and correcting inconsistencies, by the Issuer and the Trustee without the consent of the Holders. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes to be adversely affected thereby at any time by the Issuer and the Trustee with the consent of the Holders of a majority in aggregate principal amount of Notes at the time outstanding, adversely affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the outstanding Notes, on behalf of the Holders of such Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

6.	Optional Redemption.

Prior to July 15, 2027 (the “Par Call Date”), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time. Upon redemption of the Notes, the Issuer will pay a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of:

(1)	(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the redemption date (assuming that the Notes matured on the Par Call Date), on a semi-annual basis (assuming a 360-day year
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consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 10 basis points less (b) interest accrued to but excluding the redemption date; and

(2)	100% of the principal amount of the Notes to be redeemed;

plus, in either case, accrued and unpaid interest on the Notes to be redeemed to but excluding the redemption date.

On and after the Par Call Date, the Notes are redeemable at the Issuer’s option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to but excluding the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in

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accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Issuer will notify the Trustee of the redemption price promptly after the calculation thereof and the Trustee shall not be responsible or liable for any calculation of the redemption price or of any component thereof, or for determining whether manifest error has occurred.

Notice of any redemption will be given at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. The notice of redemption for the Notes will state, among other things, the amount of Notes to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of Notes to be redeemed.

In the case of a partial redemption, selection of the Notes for redemption will be made by lot or by such other method as the Trustee and the Issuer shall deem appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender of the original Note. For so long as the Notes are held by DTC, the redemption of this Note shall be done in accordance with the policies and procedures of DTC.

Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

7.	Defaults and Remedies.

If an Event of Default occurs with respect to the Notes and is continuing, then the Trustee or the holders of at least 25% in principal amount of the outstanding Notes, may declare the principal of all of the outstanding Notes, together with all accrued and unpaid interest and premium, if any, due and payable immediately. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes, provided that the direction is not in conflict with any rule of law, the Indenture or the Notes. The Trustee may withhold from Holders of Notes notice of default, except default in payment of principal, any premium, interest or sinking fund payment, if it determines that it is in the interest of the holders to do so. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity as it reasonably requires.

8.	Authentication.

Unless the Certificate of Authentication hereon has been executed by the Trustee by manual or electronic signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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9.	Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

10.	CUSIP/ISIN Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP/ISIN numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

11.	Governing Law.

The Indenture and the Notes shall be governed by, and construed in accordance with, the internal laws of the State of New York.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address including postal zip code of assignee)

this Note and all rights thereunder hereby irrevocably constituting and appointing

Attorney to transfer this Note on the books of the Issuer, with full power of substitution in the premises.

Dated:

Notice: The signature(s) on this Assignment must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.
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